SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TERREMARK WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 8, 2003

Dear Stockholder:

You are cordially invited to attend our 2003 annual meeting of stockholders, which will be held at 10:00 a.m. on Monday, September 8, 2003, at the Sales Office at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132.

At the annual meeting, you will be asked to:

•	elect eleven persons to the board of directors;

•	approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 500,000,000; and

•	approve an amendment to our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan by 5,000,000.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in more detail the matters to be presented at the annual meeting.

The board of directors recommends that you vote in favor of the election of the nominated directors, for the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock and for the amendment to our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan by 5,000,000.

Please take this opportunity to become involved in the affairs of your company. Whether or not you expect to be present at the meeting, please complete, date, sign and mail the enclosed proxy card in the envelope provided. Returning the proxy card does NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.

Sincerely,

/s/ Manuel D. Medina Manuel D. Medina Chairman of the Board & Chief Executive Officer

2601 South Bayshore Drive                Miami, Florida 33133

TERREMARK WORLDWIDE, INC.

2601 South Bayshore Drive
Miami, Florida 33133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on September 8, 2003

To our Stockholders:

     The 2003 annual meeting of stockholders of Terremark Worldwide, Inc. will be held at 10:00 a.m., local time, on Monday, September 8, 2003, at the Sales Office at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132, for the purpose of considering and acting upon the following:

1.	Election of eleven members to our board of directors to hold office until our 2004 annual meeting or until their successors are duly elected and qualified;

2.	Amendment of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 400,000,000 to 500,000,000;

3.	Amendment of our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan by 5,000,000; and

4.	Any other matters that properly come before the meeting.

     The board of directors is not aware of any other business scheduled for the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.

     Stockholders of record at the close of business on July 30, 2003 are entitled to notice of, and to vote at, the meeting or at any postponements or adjournments of the meeting.

By Order of the Board of Directors,

/s/ Robert D. Sichta

Miami, Florida August 8, 2003	Robert D. Sichta Assistant Secretary

YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR PROXIES, AS THE CASE MAY BE, AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the board’s recommendations?
What vote is required to approve each proposal?
Who pays for the preparation of the proxy?
How is the meeting conducted?
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
PROPOSAL 1 – ELECTION OF DIRECTORS
Directors Standing for Election
BOARD OF DIRECTORS COMMITTEES
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATED PARTY TRANSACTIONS
PROPOSAL 2 – INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 – AMENDMENT OF OUR 2000 STOCK OPTION PLAN
INDEPENDENT ACCOUNTANTS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

i

TERREMARK WORLDWIDE, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

___________________________________

PROXY STATEMENT

___________________________________

     This proxy statement contains information related to our annual meeting of stockholders to be held on Monday, September 8, 2003, beginning at 10:00 a.m. local time, the Sales Office at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132, and at any adjournments or postponements thereof. The approximate date that this proxy statement, the accompanying notice of annual meeting and the enclosed form of proxy are first being sent to stockholders is August 8, 2003. You should review this information in conjunction with our 2003 Annual Report to stockholders which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will vote on the election of directors, the amendment of our amended and restated certificate of incorporation to increase the number of shares of authorized common stock and the amendment of our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan. In addition, we will report on our performance and respond to questions from our stockholders.

Who is entitled to vote at the meeting?

     Only stockholders of record at the close of business on the record date, July 30, 2003, are entitled to receive notice of the annual meeting and to vote shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend. If your shares are held in the name of your broker or bank, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, July 30, 2003, [           ] shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast “for” or “against” any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

•	for the election of the nominated slate of directors;

•	for the amendment of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 400,000,000 to 500,000,000; and

•	for the amendment of our 2000 Stock Option Plan to increase the number of shares of common stock covered by the plan by 5,000,000.

     The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board of directors nominees. In the event that any other matter should properly come before the meeting or any board of directors nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each proposal?

     Election of Directors. The affirmative vote, either in person or by proxy, of a plurality of the votes cast at the meeting is required for the election of directors. This means that candidates who receive the highest number of votes are elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

     Amendment of Certificate of Incorporation. The affirmative vote, either in person or by proxy, of the holders of a majority of our outstanding shares is required to amend our amended and restated certificate of incorporation to increase the authorized number of shares of common stock from 400,000,000 to 500,000,000.

     Other Proposals. For any other proposal, the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy, will be required for approval. Abstentions and broker non-

votes are treated as shares present or represented and entitled to vote on such matters and thus have the same effect as negative votes. A properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who pays for the preparation of the proxy?

     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

How is the meeting conducted?

     The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot assure that every stockholder who wishes to speak on an item of business will be able to do so. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments during the meeting must do so in English so that the majority of stockholders present can understand what is being said.

     Our principal executive offices are located at 2601 South Bayshore Drive, Miami, Florida 33133, and our telephone number is (305) 856-3200. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of shares of our voting stock as of June 30, 2003, by:

•	each of our directors and director nominees;

•	each of our executive officers named in the Executive Compensation Table;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding common stock, Series G Preferred Stock or Series H Preferred Stock.

     As of June 30, 2003, we had [           ] shares of our common stock outstanding, 20 shares of Series G Convertible Preferred Stock outstanding and 294 shares of Series H Convertible Preferred Stock outstanding. The outstanding shares of Series G and Series H Convertible Preferred Stock, as of June 30, 2003, were convertible into, and had voting rights equivalent to, 2,046,984 and 294,000 shares of our common stock, respectively.

     For purposes of the following table, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from June 30, 2003 upon the exercise of warrants or options or upon the conversion of debentures or preferred shares. Each beneficial owner’s percentage is determined by assuming that options or warrants that are held by the person, but not those held by any other person, and which are exercisable within 60 days from June 30, 2003, have been exercised. Unless otherwise indicated, we believe that all persons named in this table have sole voting power and investment power over all the shares beneficially owned by them. Unless otherwise indicated, the address of each person listed in the following table is 2601 South Bayshore Drive, Miami, Florida 33133.

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class

Common Stock:
Manuel D. Medina	42,561,790	(2)
Joseph R. Wright, Jr.	4,738,459	(3)
Guillermo Amore	3,781,034	(4)
Marvin S. Rosen	1,362,150	(5)	*
Miguel J. Rosenfeld	2,586,855	(6)	*
Brian K. Goodkind	492,538	(7)	*
Jose Maria Figueres-Olsen	300,000	(8)	*
Timothy Elwes	200,000	(8)	*
Jose A. Segrera	200,001	(10)	*
Jose E. Gonzalez	196,167	(11)	*
Antonio S. Fernandez	34,000	(12)	*
Fernando Fernandez-Tapias	34,000	(12)	*

	Amount and Nature
	of Beneficial		Percent
Name and Address of Beneficial Owner	Ownership(1)		of Class

Arthur L. Money	34,000	(12)	*
Rodolfo A. Ruiz	34,000	(12)	*
CRG, LLC	28,133,334	(13)
Ocean Bank	20,000,000	(14)
Sun Assets Equity Limited	29,909,128	(15)
Paradise Stream (Delaware) LLC	25,000,000	(15)
All directors and executive officers as a group (14 persons)	56,726,994

Series G Preferred Stock:
Communications Investors Group	2,046,984	(16)	*

Series H Preferred Stock:
One Vision Worldwide, LLC	294,000	(17)	*

*	Represents less than 1%.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)	Includes 200,000 shares of common stock underlying options and 889,277 shares of common stock underlying convertible debentures. As reported in Mr. Medina’s Schedule 13D, and any amendments thereto, filed with the Securities and Exchange Commission on October 4, 2002, these include 7,021,682 shares as to which Mr. Medina has sole voting power but does not have dispositive power. Does not include shares of common stock which may be acquired upon conversion of the Series G Preferred Stock held by Communications Investors Group, an entity in which Mr. Medina is a partner and holds a 50% interest.

(3)	Includes 3,400,000 shares of common stock underlying options and 10,000 shares owned by Mr. Wright’s sibling, over which Mr. Wright has investment control. Does not include 50,000 shares held in trust for the benefit of Mr. Wright’s grandchildren with respect to which Mr. Wright disclaims beneficial ownership.

(4)	Includes 167,000 shares of common stock underlying options, 1,131,807 shares of common stock underlying convertible debentures, and 10,000 shares owned by Mr. Amore’s sibling, over which Mr. Amore has investment control. Also includes 610,909 shares of common stock held by a trust, with respect to which Mr. Amore disclaims beneficial ownership except to the extent of his pecuniary interest therein. Does not include 1,745,550 shares held in a trust for the benefit of Mr. Amore’s grandchildren, with respect to which Mr. Amore disclaims beneficial ownership.

(5)	Includes 245,000 shares of common stock underlying options and 205,810 shares underlying convertible debentures.

(6)	Includes 200,000 shares of common stock underlying options and 1,137,208 shares held indirectly by Mr. Rosenfeld. Does not include 58,105 shares held by Mr. Rosenfeld’s children and mother, with respect to which Mr. Rosenfeld disclaims beneficial ownership.

(7)	Includes 288,334 shares of common stock underlying options. Effective July 22, 2003, Mr. Goodkind stepped down as our Executive Vice President and Chief Operating Officer.

(8)	Includes 200,000 shares of common stock underlying options.

(9)	Includes 240,000 shares of common stock underlying options.

(10)	Includes 200,001 shares of common stock underlying options.

(11)	Includes 191,667 shares of common stock underlying options.

(12)	Includes 34,000 shares of common stock underlying options.

(13)	As reported in CRG, LLC’s Schedule 13D, and any amendments thereto, filed with the Securities and Exchange Commission on May 9, 2003. Christian Altaba is the manager and sole member of CRG, LLC. Christian Altaba is deemed the beneficial owner of the shares held by CRG, LLC.

(14)	The address of the beneficial owner is 780 N.W. 42nd Avenue, Miami, Florida 33126.

(15)	The address of the beneficial owner is P.O. Box N-65, Charlotte House, Charlotte Street, Nassau, Bahamas. Francis Lee is the natural person deemed to be the beneficial owner of the shares held by this entity.

(16)	Represents 20 shares of Series G Convertible Preferred Stock which are convertible into 2,046,984 shares of common stock. The partners of Communications Investors Group are Manuel D. Medina and Andres Altaba, each of whom has a 50% interest.

(17)	Represents 294 shares of Series H Convertible Preferred Stock which are convertible into 294,000 shares of common stock.

CORPORATE GOVERNANCE

     The board of directors performs a number of functions for us and our stockholders, including

•	overseeing the management of the company on your behalf,

•	reviewing our long-term strategic plans,

•	exercising direct decision-making authority in key areas, such as declaring dividends,

•	selecting the CEO and evaluating the CEO’s performance and

•	reviewing development and succession plans for our top executives.

PROPOSAL 1 – ELECTION OF DIRECTORS

Directors Standing for Election

     At the annual meeting, the stockholders will elect ten directors, each of whom will serve for a term expiring at the 2004 annual meeting of stockholders, or until his successor has been duly elected and qualified.

     The board of directors has no reason to believe that any nominee will refuse or be unable to serve if elected. However, if any of them should become unavailable to serve as a director, the board of directors may designate a substitute nominee or the number of directors may be reduced in accordance with our By-laws. If the board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the board of directors.

     The directors standing for re-election are:

•	Manuel D. Medina has served as our Chairman of the board, President and Chief Executive Officer since April 28, 2000, the date of our merger, and as that of Terremark since its founding in 1982. In addition, Mr. Medina is a managing partner of Communications Investors Group, the holder of the Series G Preferred Stock. Mr. Medina has been a director of Fusion Telecommunications International since December 14, 1998. Before founding Terremark, Mr. Medina, a certified public accountant, worked with PricewaterhouseCoopers LLP. Subsequently, he established and operated an independent financial and real estate consulting company. Mr. Medina earned a Bachelors of Science degree in Accounting from Florida Atlantic University in 1974.

•	Joseph R. Wright, Jr. has served as our Vice Chairman of the board since April 28, 2000. Prior to that, Mr. Wright served as Chairman of the Board from May 1995 to April 2000, when Terremark Holdings, Inc. concluded a reverse merger into Amtec Inc., a telecommunications company of which he was Chairman and Chief Executive Officer. Mr. Wright currently is President and Chief Executive Officer of PanAmSat, a global provider of satellite-based communication services. Mr. Wright also served as Chairman of the Board of GRC International, Inc., a United States public company that provides technical information technology support to governmental and private entities, from 1996 to 2000. He is also Co-Chairman of Baker & Taylor Holdings, Inc., an international book and video distribution company, and Vice Chairman of Jefferson Consulting Group, a Washington D.C. consulting firm. From 1989 to 1994, Mr. Wright served as Executive Vice President, Vice Chairman and Director of W.R. Grace & Co., an international chemical and health care company, President of Grace Energy Corporation and Chairman of Grace Environmental Company. From 1982 to 1989, Mr. Wright held the positions of Director and Deputy Director of the Office of Management and Budget, The White House, and was a member of President Reagan’s cabinet. Before 1982, he served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services, held posts in the United States Department of Agriculture and the United States Department of Commerce, and was Vice President and Partner of Booz Allen & Hamilton, a management consulting firm.

•	Guillermo Amore has served as a member of our board of directors since February 2001. From August 2000 to February 2001, Mr. Amore served as the President and Chief Operating Officer of our wholly-owned subsidiary, Terremark Latin America, Inc., prior to which, he served as Chairman and Chief Executive Officer of Spectrum Telecommunications Corporation until its acquisition. Mr. Amore has nearly 35 years of telecommunications experience, much of it focused on the developing markets of Latin America and the Caribbean. During his tenure at GTE Corporation he built an extensive network of contacts in the region. These contacts served him well in business development and regulatory affairs during his stewardship of Grupo Isacell S.A. of Mexico and of Spectrum Telecommunications. Mr. Amore holds an MBA from Harvard University and a Bachelors degree in Science in Electrical Engineering from Pontificia Universidad Javeriana, Colombia.

•	Timothy Elwes has served as a member of our board of directors since April 2000. Mr. Elwes has also served as member of the Board of Directors of Timothy Elwes & Partners Ltd., a financial services company, from May 1978 until October 1994, the business of which was merged into Fidux Trust Co. Ltd. in December 1995. Mr. Elwes is a director of Fidux Trust Co. Ltd. He is also a non-executive director of Partridge Fine Arts plc, a public company since 1989. He has served as a director of Makecater Ltd., a property-developing company, since 1995. Since 1989 he has served as a director of Tagring Ltd., a financial services company.

•	Antonio S. Fernandez is a director nominee. In 1970, Mr. Fernandez worked as a Systems Engineering Manager at Electronic Data Systems (EDS). In 1971, Mr. Fernandez joined duPont Glore Forgan as a Vice-President in Operations. In 1974, he joined Thomson McKinnon as Director of Operations and Treasurer. In 1979, he worked at Oppenheimer & Co. Inc. as Director of Operations and Treasurer where he also served as Chief Financial Officer from 1987 until 1994 and a member of the Board of Directors from 1991 until 1998. In 1991, Mr. Fernandez founded and headed the International Investment Banking Department at Oppenheimer & Co. and served in that capacity until 1999. Mr. Fernandez served on the Board of Banco Latinoamericano de Exportaciones from 1992 until 1999. He also served as Trustee of Mulenberg College, PA from 1995 until 1998. He graduated from Pace University, NY in 1968 with a B.B.A.

•	Fernando Fernandez-Tapias has served as a member of our board of directors since March 31, 2003. Since May 1991, Mr. Fernandez-Tapias has served as the President of Naviera F. Tapias. Mr. Fernandez-Tapias has also served as a board member of Union Fenosa. In addition, Mr. Fernandez-Tapias founded Roll-On-Roll-Off, Interpuertos, Spain

Shipping, Naviera Amura and Naviera Roda. Mr. Fernandez-Tapias currently serves as the President of the Cámara Oficial de Comercio e Industria de Madrid (Official Chamber of Commerce and Industry of Madrid). Mr. Fernandez-Tapias holds a degree from the Instituto Internacional de Empresas de la Universidad Comercial de Deusto.

•	Jose Maria Figueres-Olsen has served as a member of our board of directors since October 2000. Mr. Figueres-Olsen is the former President of Costa Rica, serving as the head of state of his native country from 1994 to 1998, during which he made sustainable development the cornerstone of his administration and led his country into the digital economy through the implementation of several IT programs and the attraction of foreign investment including Intel. Since leaving office, President Figueres-Olsen has served as a Director of the Digital Nations Consortium, launched by the MIT Media Lab to develop a new generation of technologies and applications that enable people to design, create, and learn new ways to become more active participants in developing societies. President Figueres-Olsen also serves on the Board of Directors of the World Resources Institute, the World Wildlife Fund, the Stockholm Environment Institute, and Leadership in Environment and Development. President Figueres-Olsen holds a degree in Industrial Engineering from the United States Military Academy at West Point and a Masters degree in Public Administration (Mason Fellow) from the John F. Kennedy School of Government at Harvard University.

•	Arthur L. Money has served as a member of our board of directors since May 20003. Since September 2002, Mr. Money has been a member of the board of directors of Rainbow Technologies, Inc, a provider of Information Technology security solutions. From 1999 to 2001, Mr. Money was the Assistant Secretary of Defense (C31) and Department of Defense CIO. Prior to this, Mr. Money served as the Assistant Secretary of the Air Force for Research, Development, and Acquisition, and was Vice President and Deputy General Manager of TRW. From 1989 to 1995, Mr. Money was President of ESL, Inc. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy. He is currently President of ALM Consulting specializing in command control and communications, intelligence, signal processing, and information processing, Mr. Money received his Master of Science Degree in Mechanical Engineering from the University of Santa Clara and his Bachelor of Science Degree in Mechanical Engineering from San Jose State University.

•	Marvin S. Rosen has served as a member of our board of directors since April 2000. Mr. Rosen is a co-founder and Chief Executive Officer of Fusion Telecommunications International and has served as its Vice Chairman since December 1998. From September 1995 through January 1997, Mr. Rosen served as the Finance Chairman of the Democratic National Committee. Mr. Rosen currently serves on the Board of Directors of the Robert F. Kennedy Memorial, since 1995, and Fusion Telecommunications International, Inc., since 1997, where he served as Vice-Chairman from December 1998 to April 2000 and has served as Chief Executive Officer since April 2000. Mr. Rosen received his Bachelor of Science degree in Commerce from the University of Virginia, his LL.B. from Dickinson School of Law and his LL.M. in Corporations from New York University Law School.

•	Miguel J. Rosenfeld has served as a member of our board of directors since April 2000. Since November 1991, he has also served as a Senior Vice President of Delia Feallo Productions, Inc., where he has been responsible for the development of soap opera productions in Latin America. From January 1995 until May 1998, he was the Director of Affiliates and Cable for Latin America for Protele, a division of Televisa International LLC. From December 1984 until September 1998, he was a sales manager for Capitalvision

International Corporation. Mr. Rosenfeld holds a Bachelors degree in Administration from the University of Buenos Aires.

•	Rodolfo A. Ruiz has served as a member of our Board of Directors since July 2003. Since 1999, Mr. Ruiz has served as the President and CEO of Bacardi U.S.A. and has held a series of senior management positions within the Bacardi organization since 1979, inclusive of having served as President and CEO of Bacardi Global Brands, President and CEO of Bacardi Asia/Pacific Region, and several senior executive sales, marketing, financial and operations positions within Bacardi USA. Prior to joining Bacardi, from 1966 to 1979, Mr. Ruiz, in his capacity as a certified public accountant, served as a Senior Auditor, Senior Internal Auditor, and Audit Manager with Price Waterhouse & Co. for a wide variety of public and private clients and projects in the United States and Mexico, as well as throughout Latin America, interspersed by a term, from 1973 to 1975, with International Basic Economy Corp, otherwise known as IBEC/Rockefeller Group. Mr. Ruiz holds a Bachelor of Business degree, Cum Laude, from the University of Puerto Rico.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS COMMITTEES

     Our board of directors has a standing audit committee and compensation committee. We do not have a nominating or similar committee. Our board of directors performs the functions of a nominating or similar committee.

     Audit Committee

     The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to our financial matters. The board of directors has adopted and approved a charter for the audit committee. Under the charter, the duties and responsibilities of the audit committee include:

•	recommending to the board the appointment of our auditors and any termination of engagement;

•	reviewing the scope and results of audits and other services provided by our auditors;

•	reviewing our significant accounting policies and internal controls; and

•	having general responsibility for all related auditing matters.

     For the fiscal year ended March 31, 2003, Timothy Elwes, Miguel J. Rosenfeld and Joel A. Schleicher were the members of our audit committee. On July 21, 2003, Mr. Schleicher resigned as a member of the audit committee and the board of directors. On July 24, 2003, Rodolfo Ruiz was appointed as a member of the board of directors and the audit committee. The audit committee met five times during the fiscal year ended March 31, 2003. The board of directors has determined that all members of the audit committee are “Independent,” as that term is defined by the American Stock Exchange’s listing standards.

     Following is the report of the audit committee:

Under the guidance of a written charter adopted by the board of directors, which was included as an appendix to the proxy materials for the 2001 annual meeting of stockholders, the

Audit Committee is responsible for overseeing the company’s financial reporting process on behalf of the Board of Directors.

Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards in the United States. We have the responsibility to monitor and oversee these processes.

In fulfilling our responsibilities, we recommended to the board of directors the selection of the company’s independent accountants, PricewaterhouseCoopers LLP (PwC). We have discussed with PwC its independence from the company and management, including the matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We considered whether the non-audit services provided by PwC to the company are compatible with maintaining the auditors’ independence.

Without management present, we met separately with the independent accountants to review the results of their examinations, their evaluation of the company’s internal controls, and the overall quality of the company’s accounting and financial reporting.

We reviewed and discussed with management and the independent accountants the company’s audited financial statements. Management and PwC told us that the company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed with PwC matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Following these actions, we recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the Securities and Exchange Commission.

Timothy Elwes Miguel J. Rosenfeld

     Compensation Committee

     The compensation committee approves or endorses all compensation paid or awarded to senior executives. The committee is made up of only non-employee directors who do not participate in any of the compensation plans they administer.

     The primary functions of the compensation committee include:

•	reviewing and approving the compensation of our directors, officers and employees, including salaries, bonuses, commission and benefit plans; and

•	administering the Amended and Restated 1996 Stock Option Plan, the 2000 Stock Option Plan and the 2000 Directors Stock Option Plan.

     Our success depends on developing, motivating and retaining executives who have the skills and expertise to lead a complex, global organization. Our executive compensation program is designed to help achieve these objectives. It is comprised of the following three main components:

•	competitive base salaries;

•	short term rewards; and

•	long term incentives.

     For the fiscal year ended March 31, 2003, Timothy Elwes, Miguel J. Rosenfeld and Kenneth Starr were the members of our compensation committee. On May 13, 2003, Mr. Starr resigned as a member of the compensation committee and the board of directors. On July 24, 2003, Rodolfo Ruiz was appointed as a member of the board of directors and the audit committee. The compensation committee met one time during the fiscal year ended March 31, 2003.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following table presents information concerning compensation for our chief executive officer and three most highly compensated executive officers, which we refer to as our named executive officers, for services in all capacities during the fiscal years indicated. Effective July 22, 2003, Brian Goodkind stepped down as our Executive Vice President and Chief Operating Officer.

	Annual		Long Term
	Compensation		Compensation Awards

Name and	Fiscal	Salary	Options/
Principal Position	Year	($)	SARS (#)

Manuel D. Medina	2003	350,000	—
Chairman of the Board,	2002	350,000	100,000
President & Chief Executive	2001	350,000	100,000
Officer

Brian K. Goodkind	2003	250,000	115,000
Executive Vice President &	2002	250,000	150,000
Chief Operating Officer	2001	250,000	150,000

Jose A. Segrera	2003	170,000	100,000
Executive Vice President &	2002	170,000	200,000
Chief Financial Officer	2001	150,000	150,000

Jose E. Gonzalez	2003	185,000	75,000
Senior Vice President &	2002	175,000	200,000
General Counsel	2001	175,000	150,000

Option/SAR Grant Table

     The following table sets forth information concerning grants of stock options made during the fiscal year ended March 31, 2003 to our named executive officers. No stock appreciation rights were granted during the fiscal year ended March 31, 2003. Effective July 22, 2003, Brian Goodkind stepped down as our Executive Vice President and Chief Operating Officer.

					Potential Realizable
					Value At Assumed Annual
					Rates Of Stock Price
					Appreciation For Option
Individual Grants					Term (1)

	Number of	% of Total Options
	Securities	Granted to
	Underlying Options	Employees in	Exercise Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Manuel D. Medina	—	—	—	—	—	—
Brian K. Goodkind	115,000	4.9	0.51	4/2/12	36,885	93,473
Jose A. Segrera	100,000	4.3	0.51	4/2/12	32,074	81,281
Jose E. Gonzalez	75,000	3.2	0.51	4/2/12	24,055	60,961

(1)	These amounts are based on assumed appreciation rates of 5% and 10% set by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, of our stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year End		Fiscal Year End (1)
	Shares Acquired
Name	on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Manuel D. Medina	—	—	200,000	—	—	—
Brian K. Goodkind	—	—	288,334	326,666	—	—
Jose A. Segrera	—	—	200,001	349,999	—	—
Jose E. Gonzalez	—	—	191,667	283,333	—	—

(1)	Based on a per share price of $0.36, the closing price of our common stock as reported on the American Stock Exchange on March 31, 2003, minus the exercise price of the option, multiplied by the number of shares underlying the option.

Compensation Committee Interlocks and Insider Participation

     As indicated above, the following directors served as members of our compensation committee during the 2003 fiscal year: Timothy Elwes, Miguel J. Rosenfeld and Kenneth Starr. None of the members of the compensation committee was, at any time either during or before such fiscal year, an employee of ours or any of our subsidiaries.

Employment Agreements

     Manuel D. Medina entered into a one year agreement, commencing March 10, 2000, employing him as our President and Chairman of the Board. On September 6, 2001, in consideration of Mr. Medina agreeing to repay his indebtedness to Ocean Bank earlier than otherwise required, pledging a certificate of deposit to the bank and personally guaranteeing our credit facility and approximately $21 million of construction payables, Mr. Medina’s employment agreement was amended and restated. The term of the amended and restated agreement commenced April 28, 2001 and employs Mr. Medina as our President, Chief Executive Officer and Chairman of the Board. The amended and restated agreement is for a term of twelve months and automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The amended and restated agreement provides for an annual base salary of $350,000 and is subject to increases. Additionally, as long as Mr. Medina’s guarantees of our debt exist, we have agreed to nominate Mr. Medina to our board of directors and not to remove Mr. Medina, unless for good cause, or remove any of our officers from their positions without Mr. Medina’s consent. Pursuant to the terms of his agreement, Mr. Medina is prohibited from competing with Terremark for a one year period following termination of his employment with Terremark.

     Brian K. Goodkind has entered into an agreement, commencing March 3, 2003 employing him as our Executive Vice President. The agreement is for an indefinite term until either party gives written notice of its intention to terminate. The agreement provides for an annual base salary of $250,000 and is subject to increases. Pursuant to the terms of his agreement, Mr. Goodkind is prohibited from competing with Terremark for a one year period following termination of his employment with Terremark. On July 22, 2003, Mr. Goodkind stepped down as our Executive Vice President and Chief Operating Officer.

     Jose E. Gonzalez has entered into an agreement, commencing March 3, 2003, employing him as our Senior Vice President and General Counsel. The agreement is for an indefinite term until either party gives written notice of its intention not to terminate. The agreement provides for an annual base salary of $185,000 and is subject to increases. Pursuant to terms of this agreement, Mr. Gonzalez is prohibited from competing with Terremark for a one year period following termination of his employment with Terremark.

     Jose A. Segrera has entered into a one year employment agreement, commencing September 25, 2001, employing him as our Chief Financial Officer. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. In June 2001, Mr. Segrera’s title was changed to Senior Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $150,000 and is subject to increases. Pursuant to the terms of his agreement, Mr. Segrera is prohibited from competing with Terremark for a one year period following termination of his employment with Terremark.

     If either of Manuel D. Medina or Jose A. Segrera is terminated without cause, each is entitled to continue to receive his annual base salary through the date his employment would have ended under the terms of his agreement, but in no event for more than six months, and other benefits.

     If Jose E. Gonzalez is terminated without cause, each is entitled to continue to receive his annual base salary and other benefits for a period of six months from the date of termination.

     If the employment of any of either Manual D. Medina, Jose E. Gonzalez or Jose A. Segrera is terminated within one year of a change in control of the Company, each is entitled to continue to receive a payment equal to the sum of two times his annual base salary, incentive compensation, and the value of any fringe benefits plus any accrued incentive compensation through the date of termination and other benefits. The definition of a “change in control” in the applicable employment agreements includes the resignation of Manual D. Medina as both our Chairman and Chief Executive Officer, his death, or his absence from the day to day business affairs of the Company for more than 90 consecutive days due to disability or incapacity.

Director Compensation

     We maintain a policy of compensating our directors using stock option grants. For their services as our directors for our fiscal year ended March 31, 2003, each of our directors received 100,000 stock options. We reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors. We currently do not pay fees to our directors for attendance at meetings.

Indemnification of Officers and Directors

     Our certificate of incorporation and bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and stockholders and other items. Our certificate of incorporation and bylaws also contain indemnification provisions that permit us to indemnify our officers and directors to the maximum extent provided by Delaware law.

Directors and Officers Liability Insurance

     We have obtained directors’ and officers’ liability insurance with an aggregate liability for the policy year, inclusive of costs of defense, in the amount of $10,000,000. This policy expires April 3, 2004.

Employee Stock Option Plans

     Under our 1995 Stock Option Plan, we have reserved for issuance an aggregate of 500,000 shares of our common stock. As of July 30, 2003, we had granted options to purchase 385,000 shares of common stock pursuant to this plan, of which 267,500 have been exercised and 117,500 are vested but have not been exercised.

     Under our 1996 Stock Option Plan, we have reserved for issuance an aggregate of 12,000,000 shares of common stock, 10,604,372 of which have been granted. As of July 30, 2003, 7,421,065 granted options have vested but remain unexercised and 3,192,307 granted options remain subject to vesting schedules while 54,001 options have been exercised.

     Under our 2000 Stock Option Plan, we have reserved for issuance an aggregate of 5,000,000 shares of common stock. As of July 30, 2003, we had granted options to purchase 3,242,259 shares of common stock pursuant to this plan, 1,605,133 of which have vested but have not been exercised.

     Unless sooner terminated by the board of directors, the 1995 Stock Option Plan, the 1996 Stock Option Plan and the 2000 Stock Option Plan will terminate on February 8, 2005, May 7, 2006 and September 21, 2010 respectively, the tenth anniversary date of the effectiveness of each stock option plan.

Equity Compensation Plan Information

     This table summarizes share and exercise price information about our equity compensation plans as of March 31, 2003.

Number of
		Weighted average	securities
		exercise price of	available for
	Number of	outstanding	future issuance
	securities to be	options, warrants	under equity
Plan Category	issued	and rights	compensation plans

Equity compensation plans approved by security holders	14,608,951	$1.6862	4,391,049
Equity compensation plans not approved by security holders	900,000	$0.6700	N/A

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the compensation committee’s report on executive compensation:

The policy of the board of directors is to maintain executive compensation at competitive levels that will permit us to attract, motivate and retain individuals with superior managerial abilities. The levels of compensation are intended to reward individual initiative and achievement, while motivating our executives to increase stockholder value by improving our performance and profitability.

The compensation committee reviews the base salaries of our employees (as well as our executive officers) annually, considering factors such as corporate progress toward achieving objectives (without reference to any specific performance-related targets) and individual performance experience and expertise. In determining our employee’s overall compensation, the compensation committee also reviews certain compensation levels at other companies. These other companies are not necessarily the same companies included in the peer group index in the performance graph section of this Proxy Statement. This is because the compensation committee believes that we compete for executive talent with companies in addition to those in our peer group. Additional factors reviewed by the compensation committee in determining appropriate compensation levels include subjective factors related to corporate and individual performance.

The compensation committee adopted a policy during the fiscal year ended March 31, 1998, which places executive compensation under an annual review, pursuant to which bonuses and additional option grants, as well as increases to salary, will be based on performance goals as established by the committee and the individual executives at the commencement of each year of employment. Further, we place the majority of executive compensation in “at-risk” categories, including stock options and performance bonuses. We have adopted a policy by which options granted pursuant to our 1995, 1996 and 2000 Stock Option Plans will be issued with exercise prices set at the fair market value of our common stock at the time of issue.

Manuel D. Medina entered into a one year agreement, commencing March 10, 2000, employing him as our President and Chairman of the Board. The agreement automatically renews for successive one year terms until either party gives written notice of its intention not to renew. The agreement provides for an annual base salary of $350,000.

Timothy Elwes Miguel J. Rosenfeld

CERTAIN RELATED PARTY TRANSACTIONS

     In the quarter ended September 30, 2001 in connection with our borrowing of $48.0 million from Ocean Bank we issued a $5.0 million non-interest bearing note receivable to Mr. Medina. The note did not have a definite due date. Mr. Medina has personally guaranteed the debt with Ocean Bank. Mr. Medina also agreed to repay his personal indebtedness to Ocean Bank. At that time, we amended Mr. Medina’s employment agreement to indemnify Mr. Medina from any personal liability related to his guarantees of our debt, to provide him up to $6.5 million of cash collateral to the bank should he be unable to repay his personal loans (which is not anticipated), and provide him the non-interest bearing $5.0 million loan. Mr. Medina also guaranteed payment of approximately $18.0 million in construction payables until they were converted into our shares on April 30, 2003. No fee was paid to Mr. Medina for his guarantee of the Ocean Bank loan.

     In July 2002, the terms of the $5.0 million note were amended. The amended note has a maturity date of December 5, 2004 and bears interest at the applicable federal rate subsequent to September 5, 2002.

     We entered into an agreement with Joseph Wright, Jr., one of our directors, commencing September 21, 2001, engaging Mr. Wright as an independent consultant. The agreement is for a term of one year after which it renews automatically for successive one-year periods. Either party may terminate the agreement by providing 90 days notice. The agreement provides for an annual compensation of $100,000, payable monthly.

     In January 2003, we borrowed $53,000 on an unsecured, demand basis at 10% interest, from Manuel Medina, our Chief Executive Officer. The loan, including accrued interest was repaid during January 2003.

     Upon conversion of outstanding promissory notes in April 2002, two of our directors, Guillermo Amore and Miguel Rosenfeld, received 1,501,503 shares and 1,134,641 shares of our common stock, respectively. The original principal amounts of the notes converted by Messrs. Amore and Rosenfeld were $1,126,127 and $850,980, respectively. The conversion price of $0.75 per share was determined by our management and approved by the board of directors, with Messrs. Amore and Rosenfeld abstaining, after considering recent quoted market prices of our stock, recent equity transactions and our business plan and financial projections.

     In the quarter ended December 31, 2002, an aggregate of $1.4 million including accrued interest, of debt payable to Joseph Wright, Jr. and Miguel Rosenfeld, members of our board of directors, and Aviva Budd, one of our officers, was converted to equity at approximately $0.75 per share.

     In January 2003, we borrowed $80,000 on an unsecured, demand basis at 10% interest from Guillermo Amore, a member of our board of directors. The loan, including accrued interest was repaid during February 2003.

     In March 2003 and October 2002, we made interest payments of approximately $60,000 and $162,000, respectively, on notes payable to Mr. Medina and Miguel Rosenfeld, one of our directors.

     In April 2003, in connection with the issuance of our 10% Subordinated Debentures, we received $400,000 from two directors, Joseph Wright, Jr. and Jose Maria Figueres-Olsen.

     We have entered into indemnification agreements with all of our directors and some of our officers, to provide them with the maximum indemnification allowed under our bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent indemnification is permitted by the laws of Delaware. We believe that the limitation of liability provisions in our amended and restated certificate of incorporation and the indemnification agreements will enhance our ability to continue to attract and retain qualified individuals to serve as directors and officers.

PROPOSAL 2 – INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Our amended and restated certificate of incorporation authorizes us to issue up to 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our board of directors has unanimously approved an amendment to our amended and restated certificate of incorporation which would increase the total authorized number of shares of common stock from 400,000,000 to 500,000,000, thereby increasing the total authorized capital stock of the Company from 410,000,000 to 510,000,000.

     If this proposal is approved by you, the additional shares of our common stock so authorized, as well as shares of our common stock currently authorized but not issued or outstanding, may be issued from time to time upon authorization of our board of directors, without further approval by our stockholders, unless otherwise required by applicable law or the rules of the American Stock Exchange, and for such consideration as our board may determine and as may be permitted by applicable law. Our board believes the increase in the authorized shares of our common stock is necessary to provide us with the flexibility to act in the future with respect to financing and other corporate purposes (although no such specific activities are currently contemplated) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of our common stock may arise. A delay might deny us the flexibility that our board views as important in facilitating the effective use of our securities.

     The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for this purpose is possible. Shares of our authorized but unissued common stock could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company or could be issued to purchasers who would support our board of directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or making it less likely that a challenge for control, if attempted, would be successful.

     The proposed amendment does not change the terms of our common stock. Neither our certificate of incorporation nor Delaware law grants holders of our common stock any preemptive rights. The additional shares of our common stock for which authorization is sought will have the same par value, the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of our common stock now authorized. Adoption of the proposed amendment to our amended and restated certificate of incorporation would not affect the rights of the holders of currently outstanding shares of our common stock.

     The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our current stockholders and/or in proportions other than the proportion that presently exists, the issuance could have a substantial dilutive effect on our current stockholders.

     As of the record date for the annual meeting, we had [           ] shares of our common stock outstanding and [           ] shares of our common stock reserved for issuance pursuant to various outstanding convertible preferred stock, convertible debentures, options and warrants to purchase our common stock.

     The following table illustrates the effect of the increase in the number of authorized shares of our common stock.

	Before the Amendment	After the Amendment

Authorized	400,000,000	500,000,000
Outstanding	307,575,791	307,575,791
Reserved	87,958,126	87,958,126
Available for Future Issuance	4,466,083	104,466,083

     The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date will be required to approve this amendment to our amended and restated certificate of incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

PROPOSAL 3 – AMENDMENT OF OUR 2000 STOCK OPTION PLAN

     The purpose of the 2000 Stock Option Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services and upon whose efforts and judgment our success is largely dependent, through the encouragement of ownership of our stock by those persons. As of June 30, 2003, the following shares were authorized and available for issuance under the plan:

Authorized	5,000,000
Available for Issuance	1,757,741

     In order to continue to provide the appropriate equity incentives to employees in the future, on July 24, 2003, the board of directors approved, subject to stockholder approval, an increase of 5,000,000 shares of our common stock reserved for issuance under the plan. The board of directors recommends that shareholders approve the amendment to our 2000 Stock Option Plan to provide for an increase in the number of shares of our common stock reserved for issuance under the plan from 5,000,000 to 10,000,000 shares.

     The amendment to the plan to increase the number of shares reserved must be approved by the holders of at least a majority of the outstanding shares of our common stock present, or represented, and entitled to vote at the annual meeting. In the event stockholder approval is not obtained, we will not increase the number of shares of common stock reserved for issuance under the plan, but awards may continue to be made under the terms of the plan as currently in effect. As discussed below, the plan is intended to satisfy specific requirements for performance-based compensation under section 162(m) of the Internal Revenue Code. The following is a summary of the principal features of the plan.

Description of the 2000 Stock Option Plan

     The plan provides that it shall be administered by the board of directors or by a committee appointed by the board of directors which shall be composed of two or more directors all of whom shall be “outside directors,” as defined in the plan, in compliance with Rule 16b-3 of the Exchange Act and Section 162(m) of the tax code. The committee or the board of directors, in its sole discretion, determines the persons to be awarded the options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the committee or the board of directors has full power and authority to construe and interpret the plan, and the acts of the committee or the board of directors are final, conclusive and binding on all interested parties, including our company, stockholders, officers and employees, recipients of grants under the plan, and all persons or entities claiming by or through such persons. An aggregate of 5,000,000 shares of common stock, subject to adjustment described below, are reserved for issuance upon the exercise of options granted under the plan. The maximum number of shares of common stock to which options may be granted to any one individual under the plan is 2,000,000, subject to adjustment described below. The shares acquired upon exercise of options granted under the plan will be authorized and issued shares of common stock. Our stockholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the plan. If any option granted under the plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.

     For any option granted under the plan, the exercise price per share of any Incentive Stock option may not be less than the Fair Market Value of the common stock on the date such Incentive Stock option is granted. For purposes of the plan, the “Fair Market Value” on any date of reference is deemed to be the closing price of common stock on the business day immediately preceding such date, unless the committee or the board of directors in its sole discretion determines otherwise in a fair and uniform manner.

     The committee or the board of directors may permit the exercise price of an option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the Optionee (as defined in the plan) for at least six (6) months, or such other shares as we determine will not cause us to recognize for financial accounting purposes a charge for compensation expense, the withholding of shares of common stock issuable upon exercise of the option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the committee or the board of directors, or, if applicable, the broker, to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the option is exercised.

     No Incentive Stock option, and unless the prior written consent of the committee or the board of directors is obtained, which consent may be withheld for any reason, and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an option under the plan will be determined by the committee or the board of directors at the time of grant, but in no event may such an option be exercisable after 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time in installments, as the committee or the board of directors determines. The committee or the board of directors may, in its sole discretion, accelerate the date on which any option may be exercised. Each outstanding option granted under the plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all of our assets.

     The plan will expire on September 21, 2010, and any option outstanding on such date will remain outstanding until it expires or is exercised. The committee or the board of directors may amend, suspend or terminate the plan or any option at any time, provided that such amendment shall be subject to the approval of the our stockholders if such stockholder approval is required by any federal or state law or regulation, including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the tax code, or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any Optionee, pursuant to any option previously granted, without the consent of the Optionee.

Federal Income Tax consequences of awards of options.

     The plan is not qualified under the provisions of section 401(a) of the tax code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     The Omnibus Budget Reconciliation Act of 2003 added Section 162(m) to the tax code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 2004. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that options under the plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).

     The board of directors recommends that you vote “FOR” the approval of the amendment to the 2000 Stock Option Plan, and your proxy will be so voted if the proposal is presented unless you specify otherwise. If the stockholders do not approve the amendment to the 2000 Stock Option Plan, the amendment will not go into effect and the board of directors will consider whether to adopt some alternative arrangement based on its assessment of the needs of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO OUR 2000 STOCK OPTION PLAN.

INDEPENDENT ACCOUNTANTS

Selection

     The appointment of PricewaterhouseCoopers LLP was made by our Audit Committee and was ratified by the board. As required by the Sarbanes-Oxley Act of 2002, the Audit Committee will be directly responsible for the appointment, compensation and oversight of any work of the independent accountants for the fiscal year ending March 31, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to the Independent Accountants

     PricewaterhouseCoopers LLP serves as our independent public accountants.

     Audit Fees

     We were billed $329,000, in aggregate, by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended March 31, 2003 and the reviews of the financial statements included in our filings on Forms 10-Q for that fiscal year.

     All Other Fees

     PricewaterhouseCoopers LLP did not provide any professional services, other than the audit and review services described above, for the fiscal year ended March 31, 2003. PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during the fiscal year ended March 31, 2003.

PERFORMANCE GRAPH

     The following graph presents our total return to our stockholders for the period March 31, 1998 to March 31, 2003. Our common stock is compared to the Russell 2000 Index and a peer group. Our peer group of companies were the companies that comprised the Goldman Sachs Internet Index (GSI) over the same period.

	1998	1999	2000	2001	2002	2003

Terremark Worldwide, Inc.	$100	$121.05	$342.11	$210.53	$ 37.89	$ 30.32
Russell 2000	$100	$ 82.00	$111.17	$ 92.91	$104.44	$ 75.17
Goldman Sachs Internet Index	$100	$438.18	$564.46	$104.94	$ 95.62	$100.62

*	Assumes $100 invested at the close of trading on the last day preceding the first day of the fiscal year in our common stock, the Russell 2000 Index and the Goldman Sachs Internet Index.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of the forms furnished to us and written representations of the reporting persons, we believe that during the fiscal year ended March 31, 2002 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except each of Manuel Medina, Guillermo Amore and Miguel Rosenfeld filed a Form 4 on December 23, 2002 which Form 4 should have been filed no later than May 10, 2002.

OTHER BUSINESS

     We know of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Any stockholder who intends to present a proposal at our 2004 annual meeting of stockholders and who wishes to have their proposal included in our Proxy Statement for that meeting, must deliver the proposal to our Assistant Secretary in writing not later than April 21, 2004.

     After the April 21, 2004 deadline, a stockholder may present a proposal at our 2004 Annual Meeting of Stockholders if it is submitted to our Assistant Secretary at the address below no later than June 21, 2004. If timely submitted, the stockholder may present the proposal at the 2004 Annual Meeting of Stockholders, but we are not obligated to present the matter in our proxy materials.

     A stockholder wishing to recommend a candidate for election to the Board of Directors should send the recommendation and a description of the person’s qualifications to our Assistant Secretary at the address below. A stockholder wishing to nominate a candidate for election to the Board of Directors is required to give written notice to the Assistant Secretary of his or her intention to make such a nomination. The notice of nomination must be received by our Assistant Secretary at the address below no later than June 21, 2004. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in our amended and restated bylaws. A nomination which does not comply with the above requirements will not be considered.

     Send all proposals or nominations to Robert D. Sichta, Assistant Secretary, Terremark Worldwide, Inc., 2601 South Bayshore Drive, Suite 900, Miami, Florida 33133.

TERREMARK WORLDWIDE, INC.
2601 South Bayshore Drive
Miami, Florida 33133

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

     The undersigned holder of common stock of Terremark Worldwide, Inc., a Delaware corporation (the “Company”), hereby appoints Jose E. Gonzalez and Robert D. Sichta, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company that the undersigned is entitled to vote at the Company’s 2003 Annual Meeting of Stockholders, to be held on Monday, September 8, 2003, at 10:00 a.m. the Sales Office at the Technology Center of the Americas, located at 50 NE 9th Street, Miami, Florida 33132, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES LISTED HEREIN, “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND “FOR” THE AMENDMENT TO OUR 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN.

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors.

FOR all nominees listed below (except as marked to the contrary) ☐

WITHHOLD AUTHORITY to vote for all nominees listed below ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN THIS PROPOSAL NO. 1.

NOMINEES:	Manuel D. Medina
Guillermo Amore
Timothy Elwes
Antonio S. Fernandez
Fernando Fernandez-Tapias
Jose Maria Figueres-Olsen
Arthur L. Money
Marvin S. Rosen
Miguel Rosenfeld
Rodolfo A. Ruiz
Joseph R. Wright, Jr.

(Instruction: To withhold authority for an individual nominee, write that nominee’s name on the line provided below.)

2.	Approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 500,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the amendment to our 2000 Stock Option Plan to increase the number of shares of common stock reserved for issuance from 5,000,000 to 10,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement, and (iii) the Company’s 2003 Annual Report to Stockholders.

DATE

SIGNATURE

SIGNATURE (if held jointly)

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.